EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                            (Thousands Except Ratio)
                                   (Unaudited)


Operating Income                                                       $ 86,262

Adjustments:
  Income taxes                                                           29,303
  Provision for deferred income taxes                                    (1,455)
  Deferred investment tax credits                                        (2,134)
  Other income and deductions                                               514
  Allowance for borrowed and equity funds
    used during construction                                              2,355
                                                                       --------
       Earnings                                                       $ 114,845
                                                                       ========
Fixed Charges:
  Interest on long-term debt                                           $ 30,474
  Amortization of debt issuance cost                                      1,734
  Other interest                                                          5,253
                                                                       --------

       Fixed Charges                                                   $ 37,461
                                                                       ========


Ratio of Earnings to Fixed Charges                                         3.07
                                                                       ========